Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

AstroNova Announces Executive Leadership Change

WEST WARWICK, R.I., June 30, 2025 — AstroNova, Inc. (Nasdaq: ALOT), a leading innovator in data visualization technology, announced today that Darius G. Nevin, a member of the AstroNova Board of Directors, has been appointed as Interim President and Chief Executive Officer, effective June 29, 2025. The Board will initiate a search for a successor to former President and Chief Executive Officer, Gregory A. Woods, who resigned from the role. The search will evaluate both internal and external candidates.

Richard S. Warzala, Lead Independent Director of AstroNova, stated, “These actions reflect an acceleration of our succession plans, and we are fortunate to have had Darius recently join the Board and to step into this interim role. In addition to his extensive public company executive experience, Darius has the talent, capabilities and time to devote to leading AstroNova while the Board conducts a search to identify and select his replacement. We expect that Darius can effectively address the situation the Company is tackling with the MTEX acquisition and the many changes the Company is implementing under new Product Identification segment leadership.”

In addition to relinquishing his role as President and Chief Executive Officer, Mr. Woods also resigned from AstroNova’s Board of Directors.

Mr. Nevin’s experience includes having served for nine years as Chief Financial Officer at then publicly traded Protection One, Inc., one of the largest security monitoring companies in the United States. He was instrumental in orchestrating a comprehensive financial turnaround of the business that significantly enhanced operational efficiency and ultimately culminated in the successful sale of the company.

He is a director on the boards of Alarm.com (Nasdaq: ALRM), a global leader in internet-of-things security and automation solutions, and drug testing company Psychemedics Corporation, where he also serves as Chairman. Previously, he was on the Board of Directors of WCI Communities, Inc., a luxury homebuilder, from its initial public offering on the NYSE in 2013 until its sale in 2017.

Mr. Nevin received a bachelor’s degree from Harvard University and an M.B.A. from the University of Chicago Booth School of Business.

As a result of this material change to the Company’s Board of Directors and management, the Company’s Annual Meeting of Shareholders, which had been scheduled for July 9, 2025, has been postponed and will be rescheduled. The Company will announce the new date for the Annual Meeting as soon as practicable.

About AstroNova

AstroNova (Nasdaq: ALOT), a global leader in data visualization technologies since 1969, designs, manufactures, distributes and services a broad range of products that acquire, store, analyze, and present data in multiple formats. Its strategy is to drive profitable growth through innovative new technologies, building its installed base to expand recurring revenue while strategically sourcing its replacement products.

The Product Identification segment provides a wide array of digital, end-to-end product marking and identification solutions, including hardware, software, and supplies for OEMs, commercial printers, and brand owners. The Aerospace segment provides products designed for airborne printing solutions, avionics, and data acquisition. Aerospace products include flight deck printing solutions, networking hardware, and specialized aerospace-grade supplies. Data acquisition systems are used in research and development, flight testing, missile and rocket telemetry, production monitoring, power, and maintenance applications.

For more information please visit: https://astronovainc.com/.

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000

AstroNova Announces Executive Leadership Change

June 30, 2025

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but rather reflect AstroNova’s current expectations concerning future events and results. These statements may include the use of the words “believes are ,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning AstroNova’s anticipated performance, involve risks, uncertainties and other factors, some of which are beyond AstroNova’s control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to (i) the risk that the changes we have made to our Board and executive leadership team will not lead to the improved results we expect; and (ii) those factors set forth in AstroNova’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025, and subsequent filings AstroNova makes with the Securities and Exchange Commission. AstroNova undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

Important Additional Information

In connection with its 2025 Annual Meeting of Shareholders, AstroNova has filed a definitive proxy statement with the SEC and caused it to be mailed, together with an annual report and proxy card, to each of our shareholders. The proxy statement and a copy of the other materials that we file with the SEC from time to time, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2025, may be obtained free of charge via the Internet at www.sec.gov and through the Investor Relations page of our corporate website, https://investors.astronovainc.com/investors/financial-reports/annual-reports-and-proxy/default.aspx. In addition, investors and security holders may obtain free copies of the proxy statement, the annual report and other proxy materials by directing a written request to ALOTproxy@allianceadvisors.com.

The proxy statement and other relevant materials we have made or will make available contain important information about the director nominees and the other matters to be voted upon by shareholders at the 2025 Annual Meeting of Shareholders. AstroNova urges shareholders to read the proxy statement, and any other relevant materials we make available, before making any decision with respect to the matters to be voted upon at the 2025 Annual Meeting of Shareholders, including the election of directors.

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Investor/Media Contact:

Deborah Pawlowski, IRC, Alliance Advisors Email: dpawlowski@allianceadvisors.com Phone: 716.843.3908

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000